UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Universal Stainless & Alloy Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

April [    ], 2012

Dear Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Universal Stainless & Alloy Products, Inc., to be held at 10:00 a.m., local time, on May 16, 2012, at the Southpointe Golf Club, 360 Southpointe Boulevard, Canonsburg, Pennsylvania 15317.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Please review them carefully.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Annual Meeting, please take a few moments now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your presence by proxy is important to establish a quorum, and your vote is important for proper corporate governance.

Thank you for your interest in Universal Stainless & Alloy Products, Inc.

Sincerely,

Dennis M. Oates

Chairman of the Board, President and Chief Executive Officer

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2012

The Annual Meeting of Stockholders will be held on May 16, 2012 beginning at 10:00 a.m., local time, at the Southpointe Golf Club, 360 Southpointe Boulevard, Canonsburg, Pennsylvania 15317.

Only holders of the Company’s common stock at the close of business on March 22, 2012 will be entitled to vote at the Annual Meeting. A list of persons who were stockholders as of that date and time will be available for examination by any stockholder at the Annual Meeting and for the ten days prior to the meeting during regular business hours, at the Company’s executive offices located at 600 Mayer Street, Bridgeville, PA 15017. Stockholders as of the record date may vote in person or by proxy. At the Annual Meeting we will:

1.    Elect a Board of Directors;

2.    Vote on an advisory, non-binding resolution to approve the compensation for the Company’s named executive officers;

3.    Vote to amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 10,000,000 to 30,000,000;

4.    Vote to approve the Company’s Omnibus Incentive Plan;

5.    Vote to amend the Company’s existing Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 50,000 shares;

6.    Vote to ratify the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2012; and

7.    Attend to any other business properly presented at the meeting.

Your Board of Directors unanimously recommends that you vote in favor of director nominees described in this Proxy Statement, for the advisory, non-binding resolution to approve the compensation of the Company’s named executive officers, in favor of the amendment of the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 10,000,000 to 30,000,000, in favor of the amendment and restatement of the Company’s Stock Incentive Plan, in favor of the amendment of the Company’s existing Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan by 50,000 shares and in favor of the ratification of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2012.

This booklet includes the Universal Stainless & Alloy Products, Inc. proxy statement. Enclosed with this booklet are a proxy card and a return envelope that requires no postage if mailed within the United States. A copy of the Universal Stainless & Alloy Products, Inc. 2011 Annual Report on Form 10-K is also enclosed.

By Order of the Board of Directors,

Paul A. McGrath

Vice President of Administration, General Counsel and Secretary

April [    ], 2012

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2012.

The proxy statement, the 2012 President’s Letter and the 2011 Annual Report of Universal Stainless & Alloy Products, Inc. are available to review at: http://www.RRDEZProxy.com/2012/UniversalStainless.

April [    ], 2012

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

600 MAYER STREET

BRIDGEVILLE, PENNSYLVANIA 15017

PROXY STATEMENT

For 2012 Annual Meeting of Stockholders

BACKGROUND

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal Stainless” or the “Company”), of proxies to be voted at this Annual Meeting of Stockholders. This Proxy Statement and form of proxy are first being sent or given to the stockholders on or about April [    ], 2012. The cost of solicitation of proxies will be borne by Universal Stainless, including expenses incurred in connection with the preparation and mailing of the Proxy Statement. The solicitation will be by mail and may also be made personally and by telephone by directors, officers and employees of Universal Stainless, without any compensation, other than their regular compensation as directors, officers or employees. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company’s common stock, and Universal Stainless will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING PROCEDURES

Who May Vote

Universal Stainless common stockholders of record at the close of business on March 22, 2012 are entitled to vote at the Annual Meeting. Stockholders have one vote per share on each matter being voted on.

Voting Methods

Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card but do not mark any voting selections, your shares represented by your proxy card will be voted as recommended by the Board of Directors.

If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of Universal Stainless common stock. In order to vote your shares, you must give voting instructions to the “nominee holder” of your shares. Universal Stainless asks the nominee holders to obtain voting instructions from the beneficial owners of shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will be voted as instructed by the nominee holder.

Finally, you may vote in person if you attend the Annual Meeting. You may obtain directions to attend the Annual Meeting and vote in person by contacting Paul A. McGrath, Secretary, at (412) 257-7600.

We urge you to return the proxy card promptly.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	notifying the Secretary of Universal Stainless in writing that you have revoked your proxy;

•	sending a revised proxy dated later than the earlier proxy; or

•	voting in person at the Annual Meeting.

Quorum and Voting Information

A quorum is required to conduct business at the Annual Meeting. As of the record date, 6,851,684 shares of Universal Stainless common stock were issued and outstanding. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold votes from director nominees, you will be considered part of the quorum. Broker non-votes also count as shares present for purposes of determining whether a quorum is present.

Abstentions are counted in tabulations of the votes cast by stockholders on each proposal (other than with regard to the election of directors) and will have the effect of a negative vote. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal in its discretion in the absence of voting instructions. The ratification of the appointment of Schneider Downs & Co. as the Company’s independent registered public accountants is considered a routine matter with respect to which brokers will have the authority to vote in the absence of voting instructions. Brokers will not have the authority in the absence of voting instructions to vote in the election of directors or with respect to the approval of the advisory, non-binding resolution to approve the compensation for the Company’s named executive officers, the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 10,000,000 to 30,000,000, the approval of the Company’s Omnibus Incentive Plan or the amendment of the Company’s Employee Stock Purchase Plan or the approval of the amendment of the Company’s existing Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 50,000 shares. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal has been approved and are not expected to have any effect on the outcome of any proposal to be considered at the Annual Meeting, other than the proposal to approve the amendment of the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 10,000,000 to 30,000,000, with respect to which a broker non-vote will have the effect of a negative vote.

The affirmative vote of a plurality of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required for the election of directors. With regard to the election of directors, votes may be cast in favor of nominees or withheld.

Each of (i) the approval of the advisory, non-binding resolution to approve the compensation for the Company’s named executive officers, (ii) the approval of the Company’s Omnibus Incentive Plan, (iii) the approval of the amendment of the Company’s existing Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 50,000 shares and (iv) the ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounts for 2012 require the affirmative vote of a majority of the shares of common stock present and entitled to vote thereon at the meeting. An abstention will have the effect of a negative vote with respect to these proposals.

The approval of the amendment of the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 10,000,000 to 30,000,000 requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon at the meeting. An abstention will have the effect of a negative vote with respect to this proposal.

Confidential Voting Policy

Universal Stainless maintains a policy of keeping stockholder votes confidential. Overall voting results for the matters considered at the Annual Meeting will be disclosed publicly in accordance with applicable rules and regulations of the Securities and Exchange Commission.

PROPOSALS YOU MAY VOTE ON

1.    Election of Directors

There are five nominees for election this year. Detailed information on each nominee is provided under the heading “Nominees for Election as Directors.” All directors are elected annually and serve a one-year term, until the next Annual Meeting or until their successors are duly elected and qualified. If any candidate is unable to stand for election at this Annual Meeting, the Board may reduce its size or designate a substitute. If a substitute is designated, shares represented by validly submitted and unrevoked proxies that would have been voted for the original candidate will be voted for the substituted candidate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEE DIRECTORS.

2.    Approval of the Compensation for the Named Executive Officers in an Advisory, Non-Binding Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to provide compensation levels to attract and retain exceptional managerial talent for the present and future and to offer incentive-based programs (i) in order to challenge managers to support the corporate business goals from within their area of authority and (ii) in the interests of Company stockholders. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

Highlights of our executive compensation programs include the following:

•	the Compensation Committee’s intention is for a substantial portion of the named executive officers’ compensation to be at risk;

•	the balance between annual and longer term compensation achieves consistency in goal setting that considers both short term results and building a platform for future profitable growth;

•	incentive compensation is based on measurable and objective financial and business metrics;

•	award opportunities under the incentive programs are contingent on meeting performance targets that, in the view of the Compensation Committee, are significant challenges to management; and

•

the Company has stock ownership guidelines for its officers, including all of the named executive officers, which call for a minimum level of stock ownership, which is designed to further link their interests to increased stockholder value.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goal of offering total compensation consisting of base salary and incentive opportunities that are performance-oriented and linked to the interests of stockholders. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in that proxy statement.”

The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

3.    Approval of an Amendment of the Company’s Restated Certificate of Incorporation to Increase the Authorized Number of Shares of the Company’s Common Stock from 10,000,000 to 30,000,000

Background

The Company’s stockholders are being asked to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized number of shares of its common stock from 10,000,000 shares to 30,000,000 shares (the “Amendment”). The Amendment was approved, subject to stockholder approval, by the Company’s Board of Directors on February 3, 2012. The complete text of the proposed form of the Amendment is set forth in Appendix A to this proxy statement. The proposed form of the Amendment set forth in Appendix A is subject to revision for such changes as may be required by the Secretary of State of the State of Delaware and other changes consistent with this proposal that the Company may deem necessary or appropriate. The Company intends to file the Amendment with the Secretary of State of the State of Delaware promptly following stockholder approval of this proposal.

In connection with the Company’s initial public offering, its Certificate of Incorporation was amended and restated in 1994 to set the number of authorized shares of the Company’s common stock at 10,000,000 shares. The Board of Directors at this time believes that it is in the best interests of the Company and its stockholders to effect the Amendment because the Board of Directors does not believe that the currently available number of unissued and unreserved shares provides sufficient flexibility for corporate action in the future in support of the Company’s business. As of March 22, 2012 there were:

•	6,851,684 shares of common stock issued and outstanding;

•	424,021 shares of common stock reserved for issuance upon the conversion of the Company’s currently outstanding convertible notes, which were issued in August 2011;

•	720,100 shares of common stock reserved for issuance in connection with the Company’s currently outstanding equity awards; and

•	312,318 shares of common stock reserved for issuance in connection with future equity awards that the Company may make under its Stock Incentive Plan.

The Board of Directors also believes that the availability of the additional authorized shares for issuance from time to time is desirable in order to avoid the costs and delays associated with repeated separate amendments to the Certificate of Incorporation in the future as opportunities arise. Neither the Company nor the Board of Directors currently has any definitive understandings, arrangements or agreements, either oral or written, regarding the issuance of the additional authorized shares of common stock.

Purpose and Effects of Proposed Amendment

The Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders to increase the number of shares of the Company’s authorized common stock to 30,000,000 shares so that the Company will have additional authorized but unissued shares of common stock in an amount adequate to provide for the Company’s potential future needs. The Board of Directors also believes that it is in the best interests of the Company and its stockholders to have additional shares of common stock authorized at this time to alleviate the expense and delay of holding future special meetings of stockholders to authorize additional shares of common stock when and if the need arises. If this proposal is approved, the additional shares of common stock will be available for issuance from time to time in the discretion of the Board of Directors without further stockholder action, except as may be required, for example, for a particular transaction or by applicable law or stock exchange rules. The additional shares may be used for any proper corporate purpose, including, among other things, future acquisitions of property or securities of other companies, stock dividends, stock splits, stock options, settlements of conversions of convertible debt and equity financings. The Company also is likely to issue additional equity securities in the future for the purpose of providing incentive compensation to employees, officers and directors.

The additional shares of common stock to be authorized will become part of the existing class of the Company’s common stock, and the Amendment will not affect the terms of any currently outstanding shares of the Company’s common stock. The Amendment also will not affect the rights of the holders of currently outstanding shares of the Company’s common stock, except for effects such as dilution of the earnings per share and voting rights of current holders of common stock, which would occur upon issuance by the Company of any newly authorized shares of its common stock.

Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation and By-laws

Although the Board of Directors is motivated solely by business and financial considerations in proposing this Amendment, stockholders nevertheless should be aware that the overall effect of the increase in the number of authorized shares of the Company’s common stock may be to render more difficult or to dissuade a merger, tender offer or other takeover attempt. This would be true even if a given transaction may be considered to be favorable to the Company’s non-management stockholders. For example, the Company could use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of its management. The issuance of a significant amount of additional shares of common stock would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company.

The Company is not aware of any current threat or attempt by any party to accumulate a material number of shares of the Company’s common stock or otherwise gain control of the Company and is not presenting this proposal with the intent that it be utilized as a type of anti-takeover device. The proposal is being made at this time solely to provide the Company with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

Summary of Terms of the Company’s Common Stock

The additional shares of common stock for which authorization is being sought will have the same par value, voting rights and rights to dividends and distributions as, and will be identical in all other respects to, the shares of the Company’s common stock currently authorized. Holders of the Company’s common stock have the right to share ratably in dividends on shares of common stock as may be declared by the Board of Directors. Upon liquidation or dissolution, each outstanding share of common stock will be entitled to share equally in the Company’s assets legally available for distribution to stockholders after the payment of all debts and other liabilities, subject to any superior rights of the holders of preferred stock. Common stockholders have no pre-emptive rights, and there are no conversion or redemption privileges or sinking fund provisions with respect to the Company’s common stock. The Company’s common stock does not have cumulative voting rights associated with it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK FROM 10,000,000 TO 30,000,000.

4.    Approval of the Company’s Omnibus Incentive Plan

The Company instituted its Stock Incentive Plan (the “Option Plan”) in September 1994, and the Option Plan most recently was most recently amended in 2010. An aggregate of 1,750,000 shares of common stock is currently authorized for issuance under the Option Plan. As of December 31, 2011, options (net of cancelled or expired options) covering an aggregate of 1,447,682 shares of the Company’s common stock have been granted under the Option Plan, of which options to purchase 727,582 shares have been exercised.

The Option Plan provides for awards of incentive stock options and nonqualified stock options to our eligible employees and nonqualified stock options to certain eligible nonemployee directors. The Board of Directors believes that the Option Plan has been effective in attracting qualified employees and directors to the Company and its affiliates and in providing long-term incentives and rewards to those individuals responsible for the Company’s growth and success. The Board further believes that the awards granted under the Option Plan have provided an incentive that aligns the economic interests of plan participants with those of our stockholders.

Stock options have long been an integral and essential component of competitive compensation packages for companies in our industry. However, changes in accounting and tax policies, as well as evolution of the employment marketplace, has contributed to the continuing development of innovative compensation practices involving several alternative forms of equity-based incentives. In view of these developments, the Board believes that the adoption and approval of a new long-term incentive plan permitting the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, performance shares and other stock- and cash-based incentive awards to employees, consultants and directors of the Company and its affiliates will provide the Company with a flexible and dynamic long-term incentive compensation structure and is in the best interests of the Company.

Accordingly, on February 3, 2012, the Board adopted the Omnibus Incentive Plan (the “Incentive Plan”), subject to the approval of the Company’s stockholders. Stockholder approval of the Incentive Plan is desired, among other reasons, to ensure the tax deductibility by the Company of awards under the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing requirements of the Nasdaq Global Select Market.

Stockholders are requested in this Proposal No. 4 to approve the new Incentive Plan, which upon approval will replace the Option Plan. However, the Option Plan will continue in effect after approval of the Incentive Plan for so long as and solely to the extent necessary to administer previously-granted awards that remain outstanding under such plan. If the Incentive Plan is not approved by the stockholders, it will not become effective and the Company may continue to grant awards under the Option Plan in accordance with its terms.

The affirmative vote of the holders of a majority of the shares of common stock that are represented in person or by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan. As a result, abstentions will have the same effect as negative votes. The Company reserves the right to adopt such other compensation plans and programs from time to time as it deems appropriate and in the best interests of the Company and its stockholders.

The Incentive Plan reflects the following key changes from the Option Plan:

Additional Shares Reserved for Grant. The Incentive Plan reserves a total of 712,318 shares of the Company’s common stock to be available for grants under the Incentive Plan, which consists of the 312,318 shares that remain available for grant under the Option Plan plus an additional 400,000 shares.

Addition of Restricted Stock, Stock Units and Other Stock-Based Awards. Awards available for grant under the Incentive Plan also include restricted stock, restricted stock units and other stock-based awards.

Permit Awards to Consultants. The Incentive Plan permits awards to be granted to consultants providing services to the Company and its affiliates, as well as employees and non-employee directors.

Minimum Vesting and Performance Periods. Stock-based awards generally will vest no sooner than over a three-year period. However, if an award is performance-based, the minimum vesting schedule or forfeiture period will be one year. These vesting and forfeiture requirements are subject to special rules or terms that may apply to director awards or in connection with a participant’s death, disability, or involuntary termination or a change in control of the Company. Also, the Committee will have discretion to award up to 4% of the shares reserved under the Incentive Plan without regard to these minimum vesting or forfeiture periods.

Designation of Available Performance Goals. The Plan provides a set of designated financial or other performance metrics that may be used to make performance-based awards under the Incentive Plan.

Elimination of Repricing. The Incentive Plan expressly prohibits the repricing of options without stockholder approval.

Inclusion of Clawback Provisions. The Plan provides that incentive awards will be subject to clawback requirements in the event of a restatement of the Company’s financials or under other circumstances as may be required under Company policies and applicable law.

The material features of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is set forth as Appendix B to this proxy statement.

Purpose and Function

The purpose of the Incentive Plan is to attract and retain highly qualified persons to serve as non-employee directors, employees and consultants of the Company, and to promote greater ownership by such individuals in the Company in order to align the interests of such individuals more closely with the interests of the Company’s stockholders.

Eligibility and Limitation on Awards

The Committee (as defined below) may grant awards to any employee, director or consultant providing services to the Company or a participating subsidiary. However, a nonemployee director who owns, individually or together with family members, in excess of 5% of the Company’s outstanding stock is not eligible to receive awards under the Incentive Plan. It is presently contemplated that approximately 50 persons will be eligible to receive awards.

The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year will be 100,000 shares of stock in the form of stock options, restricted stock, restricted stock units, performance awards and other stock-based awards, and $900,000 in the form of cash-based incentive awards.

Administration

The Incentive Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee has the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee generally has discretion to delegate its authority under the Incentive Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the Committee deems appropriate.

Types of Awards

Awards under the Plan may include incentive stock options, non-qualified stock options, restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options. The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, exercise price, vesting periods, and other conditions on exercise will be determined by the Committee.

The exercise price for stock options may not be less than the fair market value of the Company’s common stock on the date such stock options are granted, and the exercise period may not exceed ten years from the date of grant. On April 11, 2012, the market price per share of the Company’s common stock was $42.50 based on the closing price of the common stock on the Nasdaq Global Select Market on such date.

Restricted Stock and Restricted Stock Unit. The Committee may award to a participant shares of common stock subject to specified restrictions, referred to as “restricted stock” herein. The Committee also may award to a participant restricted stock units representing the right to receive shares of common stock or the value of shares of stock in the future. Shares of restricted stock and restricted stock units are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified period or the attainment of specified performance targets over such period. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets for awards of restricted stock or restricted stock units will be established, in the Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Performance Goals” below.

Performance Awards. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination of cash and shares, as determined by the Committee.

Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Performance Goals” below. To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards. The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, restricted stock, restricted stock units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Cash-Based Awards. The Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•

The class of persons covered consists of those senior executives of the Corporation who are from time to time determined by the Committee to be subject to Section 162(m) of the Code (the “covered employees”).

•

The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Performance Goals” below. Use of any other target will require ratification by the stockholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•

In administering the incentive program and determining incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Committee will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature of the Incentive Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.

Annual Stock Option Awards to Non-Employee Directors. In addition to discretionary awards that may be granted to participants under the Incentive Plan, the Incentive Plan provides for annual stock option grants to non-employee directors who do not own in excess of 5% of the Company’s outstanding stock (the “Annual Director Option”). Each Annual Director Option will provide for the right to purchase 10,000 shares of common stock and is granted in four equal installments of 2,500 shares. The installments are granted on May 31, August 31, November 30 and February 28 of each year. The per share exercise price is equal to the closing price of a share of the Company’s common stock for the trading day immediately preceding the date of the grant. Each installment of the Annual Director Option vests in three annual installments beginning on the first anniversary of the applicable grant date. Each Annual Director Option will expire on the tenth anniversary of the applicable grant date.

Performance Goals

For participants who are subject to Section 162(m) of the Code, the performance targets applicable to certain awards granted to such individuals under the Incentive Plan may be established by the Committee based on one or more of the following measures (the “Performance Goals”):

•	net earnings or net income (before or after taxes);

•	earnings per share or earnings per share growth, total units or unit growth;

•	net sales, sales growth, total revenue, or revenue growth;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	gross or operating margins;

•	share price or relative share price (including, but not limited to, growth measures and total shareholder return);

•	market share or change in market share;

•	customer retention or satisfaction;

•	working capital targets;

•	safety performance measures;

•	quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Committee. The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Transferability

No awards may be transferred except upon the participant’s death, by will or the laws of descent and distribution, or in certain instances to or for the benefit of designated family members of the participant.

Awards Granted Under the Plan

Upon adoption of the Incentive Plan, the Committee approved restricted stock unit awards in the aggregate amount of 35,000 units to 5 employees, with the named executive officers receiving 32,142 of the aggregate restricted stock units, subject to stockholder approval of the Incentive Plan. No other specific awards have been granted or are contemplated under the Incentive Plan. In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the Incentive Plan are not presently determinable. As a result of the discretionary nature of the Incentive Plan, it is not possible to state who the participants in the Incentive Plan will be in the future or the number of options or other awards to be received by a person or group.

The stock awards granted to the Company’s named executive officers under the Option Plan as of December 31, 2011 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found under the “Executive Compensation” section of this proxy statement. As of March 31, 2012, (i) the Company’s executive officers as a group (5 officers) held outstanding stock option grants for 222,500 shares, (ii) the Company’s nonemployee directors as a group (4 directors) held outstanding stock option grants for 263,800 shares, and (iii) all of our employees other than our executive officers (34 employees) held outstanding stock option grants for 233,800 shares.

Shares Subject to the Plan

An aggregate of 712,318 shares (312,318 shares carried over from the Option Plan and 400,000 additional shares reserved for the Incentive Plan) of the Company’s common stock is reserved for issuance and available for the grant of awards under the Incentive Plan, including incentive stock options. With respect to awards made under the Incentive Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock) will be available for additional grants under the Incentive Plan. In addition, shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of an award or any tax withholding obligation with respect to an award will be available for the grant of new awards under the Incentive Plan. Shares to be issued or purchased under the Incentive Plan will be authorized but unissued shares of common stock or issued shares of stock that shall have been reacquired by the Company. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Incentive Plan.

Antidilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board of Directors may at any time amend or terminate the Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any outstanding awards under the Incentive Plan without the consent of the recipient. No awards may be made under the Incentive Plan after the tenth anniversary of its effective date. Certain provisions of the Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

No Repricing

The Incentive Plan specifically prohibits the repricing of stock options without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the issuance and exercise of awards under the Incentive Plan are summarized below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Restricted Stock. A participant will not be taxed at the date of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. If the participant makes the election under Section 83(b) of the Code, the Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Stock Units. A participant will normally not recognize taxable income upon an award of restricted stock units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company generally will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received in settlement of such awards will constitute ordinary income to the participant. The Company generally also will then be entitled to a deduction in the same amount.

Effective Date

The Incentive Plan will be effective on May 17, 2012, if approved by the stockholders of the Company. If the stockholders do not approve the Incentive Plan, it will not become effective. Instead, the existing Option Plan and all outstanding awards in effect under the Option Plan will continue, and new awards may be granted under the Option Plan up to the number of shares previously reserved for issuance under the Plan and otherwise in accordance with its terms.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2011 with respect to Company’s equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Stock Incentive Plan	720,100	$25.19	312,318
Employee Stock Purchase Plan	—	—	18,516
Equity compensation plans not approved by security holders	—	—	—

Total	720,100	$25.19	330,834

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S OMNIBUS INCENTIVE PLAN.

5.    APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

On February 3, 2012, the Board of Directors approved an amendment to the Company’s existing Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for issuance under the ESPP by 50,000 shares, subject to stockholder approval. There are currently 150,000 shares of the Company’s common stock reserved under the ESPP, of which approximately 18,516 shares are available for future sales under the ESPP. Under the ESPP as amended, approximately 68,516 shares would be available for future sales.

The ESPP provides employees of the Company and its subsidiaries the opportunity to acquire an ownership interest in the Company through the purchase of Company common stock at a price below current market prices. Other than the increase in reserved shares described above, the amended ESSP continues to provide essentially the same substantive terms and provisions as the existing ESPP. It is the intention of the Company that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code. The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The following summary description of the Company’s Employee Stock Purchase Plan, as amended, is qualified in its entirety by reference to the amendment to the ESPP, which is attached hereto as Appendix C, and the existing ESPP, filed as Exhibit 4.1 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on October 4, 1996.

Description of the Plan

Administration of the ESPP. The compensation committee of our Board has authority to interpret and implement the terms of the ESPP. The committee will have the discretion to set the terms of each offering in accordance with the provisions of the ESPP, to make all determinations regarding the ESPP, including eligibility, and otherwise administer the ESPP.

Number of Authorized Shares. A total of 200,000 shares of our common stock will be reserved under the amended ESPP, of which 68,516 shares will be available for future sale under the ESPP, subject to adjustment in the event of any significant change in our capitalization, such as a stock split, a combination or exchange or shares, or a stock dividend or other distribution.

Eligibility and Participation. All of our employees generally are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. As of March 31, 2012, approximately 702 employees would be eligible to participate in the ESPP. The committee may exclude from an offering period highly-compensated employees or employees who have not satisfied a minimum period of employment with us which may not exceed a period of two years. In addition, an employee may not be granted rights to purchase stock under our ESPP if such employee would:

immediately after any grant of purchase rights, own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock; or

hold rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year.

Offering Periods. The ESPP provides for offering periods of up to 27 months. The ESPP currently provides for purchases pursuant to two consecutive six-month offering periods each year. Unless otherwise specified by the committee, a participant may purchase a maximum of 100 shares of common stock during an offering period. During each offering period, participants authorize payroll deductions on an after-tax basis from the participant’s base pay, subject to certain limits.

Exercise of Purchase Rights. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares will not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower. As of April 11, 2012, the closing price of a share of the Company’s common stock on the Nasdaq Global Select Market was $42.50. Participants may withdraw from participation in the ESPP at any time during an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Amendment and Termination. The ESPP will automatically terminate on the tenth anniversary of its original effective date, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend or terminate our ESPP, except that, subject to certain exceptions described in the ESPP, no such action may adversely affect any outstanding rights to purchase stock under our ESPP.

Benefits Under ESPP. Benefits to be received by participants under the ESPP, including our executive officers, are not currently determinable because participation in the ESPP is voluntary and the benefits are subject to the market price of the common stock at future dates.

Federal Income Tax Considerations

THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS A TAX ADVICE TO PARTICIPANTS IN THE PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISORS.

It is the intention of the Company to have the ESPP qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the ESPP, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. The Company believes that the following federal income consequences normally will apply with respect to the ESPP.

The payroll deductions withheld from a participant’s pay under the ESPP will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the ESPP depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the ESPP (other than any transfer resulting from death) within two years after the first day of the applicable offering period or one year after the shares are acquired (the “Holding Period”), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of “ordinary” compensation income recognized by the participant will be added to the participant’s basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

If a participant sells shares acquired under the ESPP after the Holding Period or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

The Company will not receive any income tax deduction as a result of issuing shares pursuant to the ESPP, except to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of such shares as discussed above.

Vote Required

Approval of the amendment of the ESPP will require the affirmative vote of a majority of the shares present and entitled to vote at the meeting, provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal and assuming the presence of a quorum. If the stockholders do not approve the amendment of the ESPP, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE ESPP.

6.    Ratification of the Appointment of Schneider Downs & Co., Inc. as the Company’s Independent Registered Public Accountants for 2012.

The Audit Committee has appointed Schneider Downs & Co., Inc. (“SD”) as our independent registered public accountants for 2012. The Board has directed that the appointment of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. SD has served as our independent registered public accountants since 2003.

Stockholder ratification of the selection of SD as Universal Stainless’ independent registered public accountants is not required by Universal Stainless’ By-laws or otherwise. However, the Board of Directors is submitting the appointment of SD to the stockholders for ratification as a matter of what it considers to be best practices in corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will retain discretion as to whether or not to retain SD. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Universal Stainless and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SCHNEIDER DOWNS & CO., INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2012.

NOMINEES FOR ELECTION AS DIRECTORS

Dennis M. Oates, 59, has been a Director of Universal Stainless since October 2007. Mr. Oates has been President and Chief Executive Officer of the Company since January 2008. In May 2010, Mr. Oates was elected to the additional role of Chairman of the Board of Directors. Mr. Oates served as Senior Vice President of the Specialty Alloys Operations of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, from 2003 to July 2007. Prior to joining Carpenter in 2003, Mr. Oates served for five years as President and Chief Executive Officer of TW Metals, a distributor of metal products. Previously, he held the post of President and Chief Operating Officer for Connell Limited Partnership, a metals recycling and metal fabrication company. Mr. Oates began his career at Lukens Steel Company, a subsidiary of Lukens Inc., where he ultimately became President and Chief Operating Officer. Mr. Oates is past Chairman of the North American Specialty Metals Council and has served on the Metals Service Center Institute Board of Directors.

The Board believes that Mr. Oates’s qualifications include among other things: extensive knowledge of the specialty steel industry and aerospace markets, significant leadership experience and a detailed understanding of the Company’s operations.

Christopher L. Ayers, 45, has been a Director of Universal Stainless since April 2009. Mr. Ayers has been an Executive Vice President of Alcoa Inc. and President of its Global Primary Products Business since May 2011. Prior to that, Mr. Ayers served as the Chief Operating Officer of Alcoa Cast Forged and Extruded Products at Alcoa, Inc. from February 2010 to August 2010. From 1999 through December 2008, Mr. Ayers served in various management roles at Precision Castparts Corp., a manufacturer of metal components and products, including as Executive Vice President from May 2006 to July 2008, President – PCC Forgings Division from December 2006 to July 2008, President – Wyman Gordon Forgings from 2004 to December 2006 and Vice President/General Manager from 2003 to 2004. Mr. Ayers also previously served as Vice President of Operations at Quantum Laser Corporation, an operator of an aerospace repair facility, from 1998 to 1999.

The Board believes that Mr. Ayers’ qualifications include among other things: extensive knowledge of the specialty steel industry and a detailed understanding of the Company’s operations.

Douglas M. Dunn, 69, has been a Director of Universal Stainless since 1997. Mr. Dunn has been the managing partner of Dunn Associates, a partnership owning and managing real estate investments, since 1971. Since March 2011, Mr. Dunn has served on the Board of Directors of Umami Sustainable Seafood Inc., an owner and operator of aquaculture operations. Since 2006, Mr. Dunn also has served on the Board of Directors of Power Efficiency Corporation, a company which is involved with the design, development, marketing and sales of solid state electrical devices that reduce energy consumption. Mr. Dunn was Dean of the Graduate School of Industrial Administration (now the Tepper School of Business), Carnegie Mellon University, from 1996 to 2002. From 1999 until 2006, Mr. Dunn served on the Board of Directors of advisors of Solutions Consulting LLC, an enterprise software and e-commerce solutions company and a wholly owned subsidiary of Perot Systems Corporation. From 2000 until 2005, Mr. Dunn served on the Board of Directors of VocalTec Communications Ltd., a global provider of carrier-class multimedia and voice-over-IP solutions for communication service providers. Mr. Dunn has served on other boards of directors of companies and organizations in such fields as technology and consulting.

The Board believes that Mr. Dunn’s qualifications include among other things: his experience and education regarding senior leadership positions and his familiarity with the financial aspects of the Company’s business.

M. David Kornblatt, 52, has been a Director of Universal Stainless since April 2008. Since July 2009, Mr. Kornblatt has been Executive Vice President, Chief Financial Officer and Treasurer of Triumph Group, Inc., a New York Stock Exchange-listed manufacturer of aircraft components and accessories. Prior to that, since June 2007, Mr. Kornblatt was Senior Vice President and Chief Financial Officer of Triumph. Prior to joining Triumph, Mr. Kornblatt held the post of Senior Vice President and Chief Financial Officer of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, which he joined in 2006. From 2002 until its acquisition by Johnson Controls, Inc. in 2005, Mr. Kornblatt was with York International Corporation, a supplier of heating, ventilation, air conditioning and refrigeration products, serving as Vice President Finance for York Americas and then as Vice President and Chief Financial Officer.

The Board believes that Mr. Kornblatt’s qualifications include among other things: extensive knowledge of the aerospace markets and a detailed understanding of the financial and accounting aspects of the Company’s business.

Udi Toledano, 61, has been a Director of Universal Stainless since its founding in 1994. In September 2010, Mr. Toledano was appointed Lead Director. Mr. Toledano has managed UTA Capital LLC, a special situation investment fund, since January 2010 and has been the President of AAT Capital, Inc., a private investment company, since June 2008. From 2000 until December 2009, Mr. Toledano was the President of Millennium 3 Capital, Inc., a private investment company, and he managed Millennium 3 Opportunity Fund, a venture capital fund. Mr. Toledano has served on boards of both public and private companies in various fields, including technology, software, real estate, energy and healthcare.

The Board believes that Mr. Toledano’s qualifications include among other things: extensive knowledge of the financial areas of the Company’s business and a detailed understanding of the accounting aspects of the Company.

Unless the applicable stockholder specifies otherwise, each signed and returned

Proxy that is not revoked will be voted “FOR” the election to the Board of Directors of Universal Stainless of each of the five nominees named above.

THE BOARD OF DIRECTORS

The Board of Directors of Universal Stainless held 6 meetings during 2011. During 2011, the Audit Committee held 5 meetings; the Compensation Committee held 4 meetings and the Nominating and Governance Committee held 4 meetings. Each director attended at least 75% of the meetings of the Board of Directors and each Committee of which he was a member. The Company expects that its directors will attend annual stockholders meetings, and all directors attended our annual meeting of stockholders last year.

The Board of Directors affirmatively has determined that Messrs. Ayers, Dunn and Toledano have no relationship with the Company other than as disclosed in this Proxy Statement and are independent under applicable Nasdaq rules. Mr. Kornblatt is Executive Vice President, Chief Financial Officer and Treasurer of Triumph Group, Inc. which has made purchases from the Company in prior years, although no purchases were made in 2010 or 2011. At this time it is not known if any purchases will be made in 2012. The Board of Directors determined that Mr. Kornblatt’s relationship is immaterial because of the relatively small amount of purchases involved historically, as well as the fact that Mr. Kornblatt will not receive any direct benefits from Triumph’s ordinary course business transactions with the Company, all of which are expected to be negotiated at arm’s-length with Triumph and involve prevailing market prices. As a result, the Board of Directors concluded that this relationship would not impair Mr. Kornblatt’s independence and that he also is independent under applicable Nasdaq rules.

As part of regular meetings, the Board of Directors oversees the executive officers’ management of risks relevant to the Company. While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has delegated responsibility related to certain risks to the Audit Committee and the Compensation Committee. The Audit Committee is responsible for overseeing management of risks related to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent accountants and the performance of the Company’s internal audit function. The Compensation Committee is responsible for overseeing management of risks related to compensation of the Company’s executive officers and the Company’s equity-based and certain other compensation plans. The full Board of Directors regularly reviews reports from management on various aspects of the Company’s business, including related risks, tactics and strategies for addressing them.

Board Leadership Structure

The Board of Directors believes that Mr. Oates’s combined role of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders and that Mr. Oates is the individual best situated to serve as Chairman because of his detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, his familiarity with the Company’s business and industry and his ability to identify strategic priorities essential to the future success of the Company. The Board believes that this structure provides for clear leadership responsibility and accountability, while still providing for effective corporate governance and oversight by a Board of Directors with an independent Lead Director.

Mr. Toledano serves as the Board’s Lead Director. Mr. Toledano’s responsibilities as Lead Director include the following:

•	preside at all meetings of the Board of Directors at which the Chairman is not present, including meetings of independent directors held in executive session;

•	have the authority to call meetings of the independent directors when deemed appropriate;

•	serve as a liaison between the Chairman and the independent directors;

•	consult with the Chairman on agendas and schedules for Board and committee meetings; and

•	facilitate communication between the Board of Directors and the Company’s senior management.

The Lead Director assures that appropriate independence is brought to bear on important Board and governance matters. In addition, there is strong leadership vested in and exercised by the independent committee chairs, and each director may request inclusion of specific items on the agendas for Board and committee meetings.

Considering all of the above, the Board of Directors believes a combination of the Chairman and Chief Executive Officer functions is the best Board leadership structure and is in the best interests of the Company and its stockholders at this time.

Committees of the Board of Directors

The standing committees of the Board of Directors are the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors has determined that each member of each of these committees meets the independence standards under applicable Nasdaq rules. The Board of Directors has adopted a written charter for each of the standing committees. A current copy of the charter for each of these committees is available on the Company’s website at www.univstainless.com.

The Audit Committee currently consists of Mr. Kornblatt as Chairman and Messrs. Ayers, Dunn and Toledano. The Audit Committee reviews the scope and timing of services of Universal Stainless’ independent registered public accountants. The Audit Committee reports on Universal Stainless’ financial statements following completion of the independent registered public accountants’ audit, and Universal Stainless’ policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee appoints the independent registered public accountants for the ensuing year, and the Chairman of the Audit Committee conducts reviews of the financial reports with management of the Company and the Company’s independent registered public accountants. The Audit Committee meets in executive session with the Company’s independent registered public accountants at each regularly scheduled Audit Committee meeting. The Board of Directors also has delegated to the Audit Committee responsibility for reviewing and approving related party transactions, which the Company defines as those required to be disclosed by applicable regulations of the Securities and Exchange Commission, as those regulations may be amended or modified from time to time. While the Audit Committee has no written policies for the review and approval of related party transactions, the Audit Committee will analyze any proposed related party transactions against reasonable business practices.

The Compensation Committee currently consists of Mr. Ayers as Chairman, and Messrs. Dunn, Kornblatt and Toledano. The Compensation Committee reviews and authorizes the compensation and benefits of all officers of Universal Stainless, reviews general policy matters relating to compensation and benefits of employees of Universal Stainless, and administers Universal Stainless’ Stock Incentive Plan.

The Nominating and Governance Committee currently consists of Mr. Dunn as Chairman, and Messrs. Ayers, Kornblatt and Toledano. The Nominating and Governance Committee recommends candidates to be nominated by the Board of Directors for election by the stockholders to serve on the Board of Directors and creates and maintains the overall corporate governance policies for the Company.

The Nominating and Governance Committee will consider candidates proposed by the stockholders of the Company, taking into consideration the needs of the Board of Directors and the candidate’s qualifications. While we do not have a formal diversity policy, in order to find the most valuable talent available to meet these criteria, the Board of Directors generally considers candidates diverse in geographic origin, background and professional experience. Our goal is to include board members with the skills and characteristics that, taken together, will facilitate a strong and effective Board of Directors. The Nominating and Governance Committee considers the particular experience, attributes, reputation and qualifications of directors standing for re-election and potential nominees for election, as well as the needs of our board of directors as a whole and its individual committees. The Nominating and Governance Committee’s evaluation process does not vary based on whether the candidate is recommended by a stockholder.

To have a candidate considered by the Nominating and Governance Committee and the Board of Directors, a stockholder must submit the recommendation in writing to the Company’s Secretary at the address given on the first page of this Proxy Statement and must include the following information with the recommendation:

•	the name and address of the proposed candidate;

•	the proposed candidate’s resume or a list of his or her qualifications;

•	a description of any relationship that could affect such person’s qualification as an independent director;

•	a confirmation of such person’s willingness to serve as a director if selected by the Nominating Committee and nominated by the Board of Directors;

•	the name of the stockholder submitting the name of the proposed candidate; and

•	any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee.

The Company asks that stockholder recommendation and information described above be received by the Company’s Secretary not less than 90 days in advance of the anniversary date of the most recent annual meeting of stockholders in order to allow for timely consideration.

Director Compensation

Members of the Board of Directors of Universal Stainless who are employed by Universal Stainless presently receive no additional remuneration for acting as directors. Universal Stainless compensates its non-employee directors at the rate of $20,000 per year, plus $2,500 for each regular quarterly meeting of the Board of Directors attended. In addition, Universal Stainless reimburses directors for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board of Directors and Committee meetings. Each non-employee director is further entitled to a fee of $750 for attending each meeting held in addition to the regularly scheduled quarterly meetings as referenced above, up to a maximum annual payment of $10,000 for fees relating to non-scheduled meetings.

The members of the Board of Directors of Universal Stainless who also serve as members of the Audit Committee or Compensation Committee receive $1,000 for each regularly scheduled Audit Committee or Compensation Committee meeting attended. Two regularly scheduled Audit Committee meetings typically are held in the first quarter of the year, and one meeting typically is held in each of the remaining quarters of the year. Four regularly scheduled Compensation Committee meetings ordinarily are held during the year.

Certain members of the Board of Directors of Universal Stainless are also eligible for the grant of options under the Company’s Stock Incentive Plan. “Eligible Directors” are directors who are not employees of Universal Stainless and do not own in excess of 5% of the Company’s outstanding common stock. Eligible Directors are granted options to purchase 10,000 shares per year of common stock in four equal installments of 2,500 shares. The installments are granted on May 31, August 31, November 30 and February 28 of each year. The per share exercise price is equal to the closing price of a share of the Company’s common stock on The Nasdaq Global Market for the trading day immediately preceding the date of the grant. Options granted to Eligible Directors vest in three installments beginning on the first anniversary of the grant date, at which time 33% of the options will vest. On the second anniversary of the grant date, an additional 33% of the options will vest, and the remainder of the options will vest on the third anniversary of the grant date. Options granted to Eligible Directors will expire on the tenth anniversary of the grant date. All of the current directors who are not employees of Universal Stainless are Eligible Directors.

If an Eligible Director ceases to serve as a director of Universal Stainless, the options that were previously granted to that director and that are vested as of the date of such cessation may be exercised by the director after the date that the director ceases to be a director of Universal Stainless. If an Eligible Director ceases to serve as a director of the Company or its subsidiaries due to the Company’s mandatory retirement policy for directors, the options that were previously granted to that Eligible Director will continue to vest as specified in the grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or its subsidiaries. If an Eligible Director dies while a director of Universal Stainless, the options that have been previously granted to that director and that are vested as of the date of his or her death may be exercised by the administrator of the director’s estate, or by the person to whom those options are transferred by will or the laws of descent and distribution. Except as described above, unvested options will expire on the date an Eligible Director ceases to serve as a director of Universal Stainless. In no event, however, may any option be exercised after the expiration date of such option.

2011 Non-employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Christopher L. Ayers	41,250	197,175	238,425
Douglas M. Dunn	41,250	197,175	238,425
M. David Kornblatt	41,250	197,175	238,425
Udi Toledano	41,250	197,175	238,425

(1)	Amounts in this column reflect the full grant date fair values of awards granted during the fiscal year, determined in accordance with Financial Accounting Standards Board ASC 718-10 Compensation—Stock Compensation (formerly FAS 123R). The assumptions made in calculating the grant date fair value of the option awards are set forth in Note 11 to the Company’s audited financial statements for the year ended December 31, 2011, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011. As of December 31, 2011, each current non-employee director of the Company had the following number of option awards outstanding: Mr. Ayers, 27,500, Mr. Dunn, 97,500, Mr. Kornblatt, 37,500, and Mr. Toledano, 93,800. The grant date fair value of each option award granted to each director in 2011 is set forth in the following chart:

2011 Non-employee Director Stock Option Awards

Name	Grant Date	Shares Underlying Option Awards (#)	Exercise Price ($)	Grant Date Value Per Share ($)	Total Grant Date Value ($)
Christopher L. Ayers	02/28/2011	2,500	33.31	19.09	47,725
	05/31/2011	2,500	34.77	19.72	49,300
	08/31/2011	2,500	34.63	19.53	48,825
	11/30/2011	2,500	35.49	20.53	51,325

Douglas M. Dunn	02/28/2011	2,500	33.31	19.09	47,725
	05/31/2011	2,500	34.77	19.72	49,300
	08/31/2011	2,500	34.63	19.53	48,825
	11/30/2011	2,500	35.49	20.53	51,325

M. David Kornblatt	02/28/2011	2,500	33.31	19.09	47,725
	05/31/2011	2,500	34.77	19.72	49,300
	08/31/2011	2,500	34.63	19.53	48,825
	11/30/2011	2,500	35.49	20.53	51,325

Udi Toledano	02/28/2011	2,500	33.31	19.09	47,725
	05/31/2011	2,500	34.77	19.72	49,300
	08/31/2011	2,500	34.63	19.53	48,825
	11/30/2011	2,500	35.49	20.53	51,325

Stock Ownership Guidelines

Directors are expected to have direct ownership of at least 5,000 shares of the Company’s common stock prior to the later of (i) five years from the date of their initial election to the Board of Directors and (ii) September 2015. Subject to limited exceptions, until a director reaches the applicable ownership amount, the director may not sell shares of the Company’s common stock without obtaining prior approval of the Board of Directors. The Board of Directors has determined that each director has achieved the applicable ownership amount to be in compliance with the guidelines or is progressing at a reasonable pace towards compliance in a timely manner.

Mandatory Retirement Policy

The Board of Directors has adopted a mandatory retirement policy with respect to the Company’s directors. Under the policy, directors who attain the age of 75 prior to an annual meeting of the Company’s stockholders are not eligible to be nominated for re-election to the Company’s Board of Directors at that annual meeting.

Stockholder Communications with Directors

The Board of Directors has approved a process for stockholders to communicate with its members. Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board of Directors as a whole, to a particular director, to the non-employee directors as a group or any other group of directors or committee of the Board, in care of Paul A. McGrath, Secretary, Universal Stainless & Alloy Products, Inc. at the address given on the first page of this Proxy Statement. Unless the communication is primarily commercial in nature or pertains to a topic that is irrelevant or improper for director consideration, the Secretary will forward the communication to the director or directors to whom it is addressed. Any communication involving solely a request for information about the Company, such as an inquiry about stock-related matters, may be handled directly by the Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of common stock of Universal Stainless, as of March 30, 2012, except as noted below, by (i) each stockholder known to Universal Stainless to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Universal Stainless, (iii) each of the named executive officers of Universal Stainless and (iv) all directors and executive officers as a group. As of March 30, 2012 there were 6,851,684 shares of the Company’s common stock issued and outstanding.

	BENEFICIAL OWNERSHIP(1)
Name	Number of Shares	Percent of Total
Pennant Capital Management, LLC(2)	685,770	10.0%
Wellington Management Company, LLP(3)	674,177	9.8%
Royce & Associates, LLC(4)	653,862	9.5%
Keeley Asset Management Corp.(5)	513,500	7.5%
RBC Global Asset Management (U.S.) Inc.(6)	458,062	6.7%
Dimensional Fund Advisors(7)	454,290	6.6%
Christopher L. Ayers(8) (9)	12,400	*
Dennis M. Oates(8) (10)	68,825	*
Douglas M. Dunn(8) (9)	122,400	1.8%
M. David Kornblatt(8) (9)	24,400	*
Udi Toledano(8)(9) (11)	118,200	1.7%
Christopher M. Zimmer(8)(10)	26,100	*
Douglas M. McSorley(8)(10)	3,750	*
Paul A. McGrath(8)(10)	35,600	*
William W. Beible Jr.(8)(10)	15,466	*
All Executive Officers and Directors as a Group (nine persons)	427,141	5.9%

*	Less than 1%.

(1)	For purposes of this table, “beneficial ownership” is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Address is: 26 Main Street, Suite 203, Chatham, NJ 07928. The information provided is based solely on a Schedule 13G filed by Pennant Capital Management on February 14, 2012.

(3)	Address is: 280 Congress Street, Boston, MA 02210. The information provided is based solely on a Schedule 13G filed by Wellington Management Company on February 14, 2012.

(4)	Address is:745 Fifth Avenue, New York, NY 10151. The information provided is based solely on a Schedule 13G filed by Royce & Associates on January 24, 2012.

(5)	Address is 401 South Lasalle Street, Chicago, IL 60605. The information provided is based solely on a Schedule 13G filed by Keeley Asset Management, Corp. on February 7, 2012.

(6)	Address is: 100 South Fifth Street, Suite 2300, Minneapolis, MN 55402. The information provided is based solely on a Schedule 13G filed by RBC Global Management (U.S) Inc. on February 6, 2012.

(7)	Address is: Palisades West, Building One, 6300 Bee Cave Road, Austin, TX, 78746. The information provided is based solely on a Schedule 13G filed by Dimensional Fund Advisors LP on February 10, 2012.

(8)	Address is: c/o Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017.

(9)	Includes options to purchase 12,400, 82,400, 22,400 and 76,200 shares of common stock for Messrs. Ayers, Dunn, Kornblatt and Toledano, respectively, that have vested or will vest within 60 days of the date of this proxy pursuant to Universal Stainless’ Stock Incentive Plan described under the caption “The Board of Directors—Director Compensation.”

(10)	Includes options to purchase 68,125, 15,000, 27,500, 3,750 and 25,000 of common stock for Messrs. Oates, Beible, McGrath, McSorley, and Zimmer, respectively, that have vested or will vest within 60 days of the date of this proxy under options granted pursuant to Universal Stainless’ Stock Incentive Plan.

(11)	Includes shares of common stock of Universal Stainless owned by Mr. Toledano’s wife and a certain trust for the benefit of their children with respect to which Mr. Toledano disclaims any beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objective

The Company’s Compensation Committee is responsible for establishing and administering the Company’s policies governing the compensation of its executive officers, who are appointed by the Company’s Board of Directors. The Compensation Committee is composed entirely of non-employee directors. The primary objective of the Company’s executive compensation program is to attract, motivate and retain the executive talent needed to achieve the Company’s business strategies and long-range plans and to optimize stockholder value in a competitive environment.

The Compensation Committee employs the following principles to provide an overall framework for the compensation of the Company’s executive officers:

•	reward outstanding performance;

•	motivate executive officers to perform to the fullest of their abilities;

•	tie a significant portion of executives’ total compensation to the Company’s annual and long-term financial performance and the creation of stockholder value;

•	encourage executives to manage from the perspective of stockholders as a result of their equity stakes in the Company;

•	offer compensation opportunities that attract and motivate the best talent; and

•	retain those with leadership abilities and skills necessary for building long-term stockholder value.

Compensation Categories

The Compensation Committee considers all elements of compensation when determining total compensation and the individual components of total compensation. The Compensation Committee allocates total compensation between that being paid currently and long-term compensation, cash and non-cash compensation and equity and other forms of non-cash compensation. The Compensation Committee believes that each of these compensation categories provides incentives and rewards to address different elements of the compensation program’s objective, and when considered together serve to achieve the company’s overall compensation objectives.

The Compensation Committee examines each of the compensation principles to determine the basis for allocating compensation to each different form of award. For example, the Compensation Committee examines the relationship of the award to the achievement of the Company’s long-term goals, management’s exposure to downside equity performance risk and the analysis of the cost to the company versus expected benefit to the executive. As part of this analysis, the Compensation Committee believes that a meaningful portion of each executive’s compensation should be placed at-risk and linked to the accomplishment of results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives.

The Compensation Committee recognizes that currently paid cash compensation provides its executives with short-term rewards for success in achieving individual and Company performance goals. Currently paid cash consideration includes base salary and annual cash incentive compensation. The Compensation Committee believes that providing executives with competitive currently paid cash consideration is a central element of attracting, retaining and motivating high quality executives.

The Compensation Committee believes that currently paid non-cash compensation in the form of limited and reasonable perquisites provides its executives with similar benefits as currently paid cash compensation. Items of currently paid non-cash compensation for certain named executive officers include a Company provided vehicle or car allowance, Company sponsored health insurance and other non-cash benefits.

The Compensation Committee believes that long-term compensation is best provided by stock ownership by management, which ties a significant portion of management’s compensation to the Company’s long-term performance and success. Equity compensation items such as stock options and the Company’s employee stock purchase program align the executive’s compensation potential with the performance of the Company and the creation of value for our stockholders.

Compensation Elements

Our executive compensation program consists primarily of the following elements:

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the 2011 base salaries of the executive officers other than the Chief Executive Officer, the Compensation Committee and our Chief Executive Officer considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the historical base salary of the individual, the terms of the individual’s employment agreement and the recommendations from the Chief Executive Officer. The Compensation Committee considered these same factors in establishing the base salary of the Chief Executive Officer, as well as additional factors such as the Chief Executive Officer’s industry experience and profile. In addition, the Compensation Committee considered competitive market practices with respect to these salaries based on the Compensation Committee members’ knowledge of the market and publicly-available data on certain competitor companies provided by management, although it did not set base salaries according to specific benchmarking standards.

The salaries of the executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities, and modified for merit, the general performance of the Company, the executive’s success in meeting or exceeding individual performance objectives and if significant corporate goals were achieved. If necessary, the Compensation Committee also reviews base salaries with market levels for the same positions in the companies of similar size to the Company represented in the compensation data it reviews. The terms of the employment agreements with the executive officers are also considered in the annual salary review process. In addition, the Compensation Committee also evaluates the performance of the Company and general market conditions.

Annual Incentive Compensation

In 2011, the Compensation Committee adopted a variable compensation plan that will align the compensation with the performance expectations of the Board of Directors to motivate and reward executive officers and senior management for the achievement of Company performance metrics. The performance metrics are tied to the annual budget. The budget plan for a given fiscal year is developed at the business unit and corporate levels and is then reviewed and approved by our Board of Directors. Each of the executive officers and senior management are eligible for variable compensation expressed as a percentage of their individual base salary. Performance criteria under the Company’s variable compensation plan are adjusted to eliminate the effects of accounting changes, unplanned acquisitions and other unforeseen changes that have an effect on the performance measurements. The Company’s variable compensation plan also allows the Chief Executive Officer to recommend, and the Compensation Committee to award, additional discretionary bonuses to employees, including executive officers, based on outstanding individual performance.

In order to align the incentive with the interests of the shareholders, the variable compensation plan is tied to metrics for Earnings per Share (EPS) and Return on Net Assets (RONA). The Compensation Committee considers EPS to be a fair measure of management’s performance and RONA to be a fair measurement of longer-term management of the Company’s assets. Recognizing that customer retention and growth is important to the long-term performance of the Company, another targeted goal is established for On Time Performance (OTP) based on the importance that OTP has in retaining and acquiring new customers. An additional targeted goal is that of Safety Performance, realizing that the safety of the employees is of utmost importance and having the Safety Performance as part of the metrics will promote a safe culture throughout the Company.

For the Chief Executive Officer, the annual variable compensation metrics include a threshold metric which is equal to 50% of his annual base salary and a target metric which is equal to 100% his annual base salary, with a maximum aggregate amount of annual variable compensation equal to 150% of his annual base salary. The other executive officers have annual variable compensation threshold metrics of 33% of their annual base salary and target metrics of 67% of their annual base salaries, with a maximum aggregate amount of annual variable compensation equal to 100% of their annual base salaries. Senior management employees have variable compensation thresholds, targets and maximums that are set by the Chief Executive Officer, with the approval of the Compensation Committee.

The Variable Compensation Plan for 2011 consisted of four weighted components, each with separate metrics for threshold, target and maximum values. The components, metrics and weighting are as follows:

Component	Threshold	Target	Maximum	Weight
Earnings per Share	$2.50	$2.90	$3.30	50%
Return on Net Assets	16%	19%	23%	35%
On time Performance	80%	84%	88%	10%
Safety Performance (OSHA Recordables)	9.0	7.6	6.0	5%

Management exceeded the target level for “Earnings per Share”, with earnings per share of $3.05, and “Return on Net Assets”, with a return on net assets of 20%, while falling just short of the “On time Performance” threshold and also short of the safety threshold metric. Results were adjusted to minimize impact of the acquisition of the North Jackson facility. The amounts payable to each of the named executive officers under the variable compensation plan for 2011 is reflected in the Summary Compensation Plan on page [    ].

Stock Incentive Plan

The purpose of the Company’s Stock Incentive Plan is to provide long term additional incentive for the Company’s directors and key employees to further the growth, development and financial success of the Company and its subsidiaries by allowing them to personally benefit through the ownership of the Company’s common stock. The Board of Directors also believes that the Stock Incentive Plan enables the Company to obtain and retain the services of the directors and key employees who are considered essential to the Company’s long-range success by offering them an opportunity to own shares of the Company’s common stock. The Stock Incentive Plan aligns employee’s interests with those of the stockholders because options only have realizable value if the price of the Company’s stock increases after the options are granted, and the Board of Directors believes that options are the best mechanism for optimizing executive officers’ long-term performance incentives given the cyclical nature of the Company’s industry.

The number of options granted to an executive officer under the Stock Incentive Plan is intended to reward prior performance and increase the potential of retaining the individual. Generally, the Compensation Committee does not consider an executive officer’s equity holdings or previous equity grants in determining the number of equity incentive awards to be granted. The Compensation Committee believes that the Company’s executive officers should be fairly compensated each year relative to market pay levels and relative to the Company’s other executive officers and their level of responsibility. Moreover, the Compensation Committee believes that the Company’s long-term incentive compensation program furthers the Company’s emphasis on a positive correlation between compensation and performance.

The Compensation Committee is the plan administrator for the Stock Incentive Plan. In prior years, the Compensation Committee granted annual stock option awards to executive officers, with the exercise price of the grant being the closing price of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the date of grant. This practice was consistent, and no grants were coordinated with the public release of non-public material information. The equity awards made in 2009, 2010, and 2011 are reflected in the Summary Compensation Table below. Generally, grants of stock options are earned on the basis of level of responsibility, continued service to the Company and performance. The stock options generally vest over four years, with one-fourth vesting on each of the first four anniversary dates of the grant, contingent upon the executive officer’s continued employment with the Company, with vesting subject to acceleration in limited circumstances. Stock options granted under the Stock Incentive Plan have a maximum life of ten years and an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the date of grant.

For accounting purposes, the Company follows the requirements of Financial Accounting Standards Board ASC Topic 718 (formerly FAS 123R) to record compensation expense for its stock option grants. The Company develops the assumptions necessary and the model appropriate to value the awards, as well as the timing of the expense recognition over the requisite service period, generally the vesting period of the award, in accordance with FASB ASC Topic 718.

The options received by executive officers have been non-qualified stock options, which only accrue value if the stock price increases following the grant. For non-qualified stock options, the executive officers recognize taxable income from stock option awards when a vested option is exercised. The Company generally receives a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the executive officer’s wages and the amount the Company may deduct for federal income tax purposes is equal to the common stock price when the stock options are exercised less the exercise price multiplied by the number of stock options exercised. The Company does not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

Employee Benefit Plans

The Company provides group life and health insurance plans for its hourly and salary employees. The Company also maintains a 401(k) retirement plan for its hourly and salary employees. Pursuant to the plan, participants may elect to make pre-tax and after-tax contributions to the plan, subject to certain limitations imposed under the plan and the Internal Revenue Code of 1986, as amended. In addition, the Company is required to make periodic contributions to the plans based on service, except as described below.

The Company also participates in the Steelworkers Pension Trust (the “Trust”), a multi-employer defined-benefit pension plan that is open to all hourly and salaried employees associated with the Bridgeville facility, which includes each of the named executive officers. The Company makes periodic contributions to the Trust based on hours worked at a fixed rate for each hourly employee and a fixed monthly contribution on behalf of each salaried employee. The Company also makes a monthly contribution to the 401(k) retirement plan on behalf of each salaried employee. The amount of the contribution will be dependent upon each salaried employee’s contribution to the 401(k) retirement plan. The hourly and salaried employees may continue to make their own contributions to the 401(k) retirement plan.

Employee Stock Purchase Plan

Under the 1996 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), the Company is authorized to issue up to 150,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the Purchase Plan, employees can choose as of January 1 and July 1 of each year to have up to 10% of their total earnings withheld to purchase up to 100 shares of the Company’s common stock each six-month period. The purchase price of the stock is 85% of the lower of its beginning-of-the-period or end-of-the-period market prices. At December 31, 2011, the Company had issued 131,484 shares of common stock pursuant to the Purchase Plan since the Purchase Plan’s inception.

Executive Severance Arrangements

The Company provides certain severance benefits to its executive officers. These benefits help the Company to attract and retain an appropriate caliber of talent for its senior officer positions. With respect to executive officers, these severance benefits in part are intended to reflect the fact that it may be difficult for these employees to find comparable employment within a short period of time. The Company believes that its severance benefits are consistent with the level of benefits necessary to attract and retain the executive officers. The severance benefits are provided in connection with employment agreements entered into with the executive officer and are more fully described below under “Executive Severance Benefits and Potential Payments upon Change of Control.”

Other Benefits and Perquisites

The Company provides the opportunity for its executive officers to receive certain perquisites and general health and welfare benefits. The Company offers these benefits to provide an additional incentive for its executives, to remain competitive in the general marketplace for executive talent and to enable its executives to better focus on their performance.

The Company has or may provide the following personal benefits and perquisites to its executive officers:

•	eligibility to participate in the Company’s health, dental, vision, disability insurance and life insurance programs;

•	a Company-provided vehicle or car allowance, along with the reimbursement of expenses related to operating, maintaining and insuring the vehicle;

•	select club memberships; and

•	in certain circumstances, the reimbursement of relocation expenses.

Stock Ownership Guidelines

The Board of Directors has implemented stock ownership guidelines for the Company’s executive officers. The executive officers are expected to reach the applicable ownership amounts prior to the later of (i) five years from the date of their appointment or the designation by the Board of Directors causing the individual to become subject to the guidelines, whichever is later, and (ii) September 2015. The Chief Executive Officer is expected to acquire and hold 48,000 shares of the Company’s common stock, at least 12,000 of which are to be directly owned and the balance of which may be beneficially owned in the form of stock options or other equity awards. The Chief Financial Officer and other executive officers are expected to acquire and hold 16,000 shares of common stock, at least 4,000 of which are to be directly owned and the balance of which similarly may be beneficially owned. Subject to limited exceptions, until any person subject to the guidelines reaches the applicable ownership amounts, the person may not sell shares of the Company’s common stock without obtaining prior approval of the Board of Directors. The Board of Directors has determined that each executive officer subject to the stock ownership guidelines has achieved the applicable ownership amounts to be in compliance with the guidelines or is progressing at a reasonable pace towards compliance in a timely manner. The Board of Directors will continue to monitor best practices and review the stock ownership guidelines at least once every three years to determine if adjustments to the guidelines are warranted.

Internal Revenue Code Section 162(m) Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to the Company’s named executive officers that is deductible with respect to the Company’s corporate taxes is limited to $1.0 million annually, except for specified performance-based compensation. It is the current policy of the Compensation

Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to the Company’s executive officers to the extent consistent with the best interests of the Company and its stockholders. However, in certain circumstances, the Committee may determine that it is in the best interests of the Company and its stockholders to provide compensation to the Company’s executive officers that is in excess of the deduction limits.

EXECUTIVE COMPENSATION

The table below summarizes the compensation for 2011, 2010 and 2009 earned by the individuals, including the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers of the Company on December 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Dennis M. Oates,	2011	331,650	321,750	289,375	1,868	27,729	972,372
Chairman, President & Chief Executive Officer	2010	309,231	405,000	169,375	1,730	32,416	917,752
	2009	311,539	—	102,500	1,661	22,729	438,429

William W. Beible Jr.,(5)	2011	236,689	151,856	115,750	1,868	2,301	508,464
Senior Vice President of Operations	2010	231,946	207,000	67,750	1,730	2015	514,601
	2009	203,462	135,000	150,168	1,384	3425	497,599

Douglas M. McSorley,(6)	2011	215,428	139,750	115,750	1,868	6,096	478,892
Vice President of Finance, Chief Financial Officer and Treasurer	2010	95,096	81,270	148,950	761	12,973	339,050

Paul A. McGrath,	2011	187,427	121,687	115,750	1,868	6,769	433,501
Vice President of Administration, General Counsel and Secretary	2010	183,742	163,980	67,750	1,730	5,927	423,129
	2009	189,208	—	51,250	1,661	6,880	248,999

Christopher M. Zimmer,(7)	2011	190,731	123,500	115,750	1,868	5,991	437,840
Vice President of Sales and Marketing	2010	176,154	153,000	67,750	1,730	5,373	404,007

(1)	All amounts in the Bonus column represent discretionary awards under the variable compensation program except that (i) Mr. Beible was entitled to a minimum bonus of $135,000 for 2009 in accordance with the terms of his employment agreement and (iii) Mr. McSorley was entitled to a minimum bonus of $50,000 for 2010 in accordance with the terms of his employment agreement.

(2)	Amounts in this column reflect the full grant date fair values of awards granted during the fiscal year, determined in accordance with Financial Accounting Standards Board ASC 718-10 Compensation—Stock Compensation (formerly FAS 123R). The assumptions made in calculating the grant date fair value of the option awards are set forth in Note 11 to the Company’s audited financial statements for the year ended December 31, 2011, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011.

(3)	The amounts in this column reflect the actuarial increase in the present value of the executive officer’s benefits under the Steelworkers’ Pension Trust, a multi-employer pension plan sponsored by the United Steelworkers, based on the annual contribution to the Trust that the Company was required to pay to fund the executive’s benefit accrued under the Trust for each year.

(4)	Reflects amounts payable to or on behalf of the respective executive for the following: term life insurance premiums, Company contributions to the 401(k) Plan and membership fees for the Southpointe Country Club. In addition, the 2011 amount reflected for Mr. Oates includes $5,745 for an Individual life insurance policy and $14,669 for automobile expense and lease payments.

(5)	Mr. Beible was appointed Senior Vice President of Operations effective February 11, 2009.

(6)	Mr. McSorley was appointed Vice President of Finance, Chief Financial Officer and Treasurer of the Company effective July 19, 2010.

(7)	Mr. Zimmer became an executive officer of the Company effective May 19, 2010.

2011 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
(a)	(b)	(j)	(k)	(l)
Dennis M. Oates	12/23/2011	12,500	38.16	289,375
William W. Beible Jr.	12/23/2011	5,000	38.16	115,750
Douglas M. McSorley	12/23/2011	5,000	38.16	115,750
Paul A. McGrath	12/23/2011	5,000	38.16	115,750
Christopher M. Zimmer	12/23/2011	5,000	38.16	115,750

(1)	The assumptions made in calculating the grant date fair value with respect to the option awards are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2011, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Dennis M. Oates	55,625	41,875	(1)	—	2,500 @ 31.95	11/30/2017
					50,000 @ 34.80	01/02/2018
					10,000 @ 16.98	10/21/2018
					10,000 @ 18.49	8/31/2019
					12,500 @ 23.07	9/17/2020
					12,500 @ 38.16	12/23/2021

William W. Beible Jr.	11,250	18,750	(2)	—	15,000 @ 11.99	2/11/2019
					5,000 @ 18.49	8/31/2019
					5,000 @ 23.07	9/17/2020
					5,000 @ 38.16	12/23/2021

Paul A. McGrath	27,500	12,500	(3)	—	5,000 @ 5.12	01/27/2013
					5,000 @ 11.00	01/05/2014
					10,000 @ 32.07	08/31/2017
					5,000 @ 16.98	10/21/2018
					5,000 @ 18.49	8/31/2019
					5,000 @ 23.07	9/17/2020
					5,000 @ 38.16	12/23/2021

Douglas M. McSorley	3,750	16,250	(4)	—	15,000 @ 16.95	7/19/2020
					5,000 @ 38.16	12/23/2021

Christopher M. Zimmer	18,750	16,250	(5)	—	15,000 @ 36.94	4/28/2018
					5,000 @ 16.98	10/21/2018
					5,000 @ 18.49	8/31/2019
					5,000 @ 23.07	9/17/2020
					5,000 @ 38.16	12/23/2021

(1)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 2,500 option shares will vest on October 21, 2012; 2,500 option shares will vest on each of August 31, 2012 and August 31, 2013; 3,125 option shares will vest on each of September 17, 2012, September 17, 2013 and September 17, 2014; 3,125 option shares will vest on each of December 23, 2012, December 23, 2013, December 23, 2014 and December 23, 2015.

(2)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,750 option shares will vest on February 11, 2013; 1,250 option shares will vest on each of August 31, 2012 and August 31, 2013; 1,250 option shares will vest on each of September 17, 2012, September 17, 2013 and September 17, 2014; 1,250 option shares will vest on each of December 23, 2012, December 23, 2013, December 23, 2014 and December 23, 2015.

(3)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 1,250 option shares will vest on October 21, 2012; 1,250 option shares will vest on each of August 31, 2012 and August 31, 2013; 1,250 option shares will vest on each of September 17, 2012, September 17, 2013 and September 17, 2014; 1,250 option shares will vest on each of December 23, 2012, December 23, 2013, December 23, 2014 and December 23, 2015.

(4)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,750 option shares will vest on each of July 19, 2012, July 19, 2013 and July 19, 2014; 1,250 option shares will vest on each of December 23, 2012, December 23, 2013, December 23, 2014 and December 23, 2015.

(5)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,750 option shares will vest on April 28, 2012; 1,250 option shares will vest on October 21, 2012; 1,250 option shares will vest on each of August 31, 2012 and August 31, 2013; 1,250 option shares will vest on each of September 17, 2012, September 17, 2013 and September 17, 2014; 1,250 option shares will vest on each of December 23, 2012, December 23, 2013, December 23, 2014 and December 23, 2015.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis M. Oates	Steelworkers Pension Trust	4	$7,473	—
William W. Beible Jr.	Steelworkers Pension Trust	3	$5,604	—
Paul A. McGrath	Steelworkers Pension Trust	9	$20,982	—
Douglas M. McSorley	Steelworkers Pension Trust	2	$2,629	—
Christopher M. Zimmer	Steelworkers Pension Trust	4	$7,006	—

In January 2003, the Company began participating in the Trust, a qualified multi-employer defined benefit pension plan sponsored by the United Steelworkers. Prior to that time, the Company had not provided any form of qualified or nonqualified defined benefit retirement benefits to employees, including the executive officers. For each year of participation in the Trust, the participant is entitled to receive an annual life annuity upon retirement at or following age 65 based on the Company contribution and the benefit rate determined by the Trust administrator. The Company is obligated to make a monthly contribution to the Trust on behalf of each participant. The standard form of distribution under the Trust consists of a single life annuity for unmarried participants and a joint and 50% survivor annuity for married participants. The Company ceased participation in the Trust as of August 2008 and rejoined in October 2008.

Employment Agreements with Executive Officers and Employee Directors

In December 2007, Dennis M. Oates entered into an employment agreement with the Company related to his service as President and Chief Executive Officer of the Company. The employment agreement had an initial term which commenced on January 2, 2008 and continued until December 31, 2008, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Oates received an initial annual base salary of $300,000 per year, with the annual base salary being subject to increase. Mr. Oates also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Oates is eligible for variable compensation targeted at 100% of his base salary, with a minimum amount of variable compensation for the 2008 calendar year of $200,000. If Mr. Oates’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. Oates’s employment is terminated by the Company without cause or if Mr. Oates resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to 1.5 times his full annual base salary.

In February 2009, William W. Beible Jr. entered into an employment agreement with the Company related to his service as Senior Vice President of Operations, of the Company. The employment agreement had an initial term which commenced on February 11, 2009 and continued until February 10, 2010, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Beible received an initial annual base salary of $230,000 per year, with the annual base salary being subject to increase. Mr. Beible also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Beible is eligible for variable compensation up to 100% of his base salary, with a minimum amount of variable compensation for the 2009 calendar year of $135,000. If Mr. Beible’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. Beible’s employment is terminated by the Company without cause or if Mr. Beible resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to his full annual base salary.

In February 2008, Paul A. McGrath entered into an employment agreement with the Company related to his service as Vice President of Administration, General Counsel and Corporate Secretary of the Company. The employment agreement had an initial term which commenced as of February 21, 2008 and continued until December 31, 2010, subject to automatic one-month extensions starting on November 1, 2008, and on the first day of each month thereafter the term of the Agreement is extended for one additional month, thereby maintaining a fifteen month term, unless either party elects not to extend the term. Mr. McGrath received an initial annual base salary of $176,000 per year, with the annual base salary being subject to increase. Mr. McGrath also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. McGrath is eligible for variable compensation targeted at 100% of his base salary. If Mr. McGrath’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. McGrath’s employment is terminated by the Company without cause or if Mr. McGrath resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to his full base pay rate for the remainder of the term of the agreement.

In April 2008, Christopher M. Zimmer entered into an employment agreement with the Company related to his service as Vice President of Sales and Marketing, of the Company. The employment agreement had an initial term which commenced on April 21, 2008 and continued until April 31, 2009, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Zimmer received an initial annual base salary of $170,000 per year, with the annual base salary being subject to increase. Mr. Zimmer also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Zimmer is eligible for variable compensation up to 100% of his base salary, with a minimum amount of variable compensation for the 2008 calendar year of $125,000. If Mr. Zimmer’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. Zimmer’s employment is terminated by the Company without cause or if Mr. Zimmer resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to eighteen months of his monthly base salary and eighteen months of paid medical insurance.

In July 2010, Douglas M. McSorley entered into an employment agreement with the Company related to his service as Vice President of Finance, Chief Financial Officer and Treasurer, of the Company. The employment agreement had an initial term which commenced on July 12, 2010 and continues until July 31, 2011, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. McSorley received an initial annual base salary of $215,000 per year, with the annual base salary being subject to increase. Mr. McSorley also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. McSorley is eligible for variable compensation up to 100% of his base salary, with a minimum amount of variable compensation for the 2010 calendar year of $50,000. If Mr. McSorley’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. McSorley’s employment is terminated by the Company without cause or if Mr. McSorley resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to his full monthly base salary for the number of months that he was employed, up to twelve months and eighteen months severance if such termination occurs subsequent to twelve months of employment and an equal number of months of paid medical insurance.

Executive Severance Benefits and Potential Payments Upon Change of Control

As described above, the Company has entered into agreements with our executive officers which will require it to provide compensation and benefits to the executive officers in the event of certain terminations of employment and/or a change in control of the Company. The compensation and benefits set forth in the tables below with respect to our named executive officers assume that any change in control or termination of employment was effective as of December 31, 2011. This information is based on the Company’s best estimate of the compensation that would be provided to the executive officers upon a change of control or a termination of employment. No additional compensation is provided to executive officers upon a termination of employment by the Company for cause.

Potential Payments upon Termination or Change in Control—Dennis M. Oates

Executive Benefits and Payments Upon Termination	Voluntary or Involuntary for Cause Termination ($)	Normal Retirement ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Death or Disability ($)
Compensation:
Base Salary	—	—	559,350	—
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—
Post-retirement Health Care	—	—	24,434
Life Insurance Proceeds	—	—		1,372,900
Disability Benefits	—	—		124,300
Accrued Vacation Pay	—	—

Total:	—	—	583,784	1,497,200

Potential Payments upon Termination or Change in Control—William W. Beible Jr.

Executive Benefits and Payments Upon Termination	Voluntary or Involuntary for Cause Termination ($)	Normal Retirement ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Death or Disability ($)
Compensation:
Base Salary	—	—	245,778
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—
Post-retirement Health Care	—	—	14,149
Life Insurance Proceeds	—	—		245,778
Disability Benefits	—	—		81,926
Accrued Vacation Pay	—	—

Total:	—	—	259,927	327,704

Potential Payments upon Termination or Change in Control—Paul A. McGrath

Executive Benefits and Payments Upon Termination	Voluntary or Involuntary for Cause Termination ($)	Normal Retirement ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Death or Disability ($)
Compensation:
Base Salary	—	—	241,034
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—
Post-retirement Health Care	—	—	17,686
Life Insurance Proceeds	—	—		192,827
Disability Benefits	—	—		64,275
Accrued Vacation Pay	—	—

Total:	—	—	258,720	257,103

Potential Payments upon Termination or Change in Control—Christopher Zimmer

Executive Benefits and Payments Upon Termination	Voluntary or Involuntary for Cause Termination ($)	Normal Retirement ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Death or Disability ($)
Compensation:
Base Salary	—	—	313,500
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—
Post-retirement Health Care	—	—	24,434
Life Insurance Proceeds	—	—		209,000
Disability Benefits	—	—		69,667
Accrued Vacation Pay	—	—

Total:	—	—	337,934	278,667

Potential Payments upon Termination or Change in Control—Douglas McSorley

Executive Benefits and Payments Upon Termination	Voluntary or Involuntary for Cause Termination ($)	Normal Retirement ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Death or Disability ($)
Compensation:
Base Salary	—	—	332,175
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—
Post-retirement Health Care	—	—	24,434
Life Insurance Proceeds	—	—		221,450
Disability Benefits	—	—		73,817
Accrued Vacation Pay	—	—

Total:	—	—	356,609	295,267

Additional Information on Employment Agreements and Compensation Plans

The summaries of the employment agreements and equity compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which for (i) Messrs. Oates and McGrath has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, (ii) Mr. Beible’s contract was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, (iii) Mr. McSorley’s contract was filed as an exhibit to the Company’s Report on Form 8-K dated July 19, 2010, and (iv) Mr. Zimmer’s contract was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, all of which are incorporated into this Proxy Statement by reference. Copies also may be obtained by making written request to the Company’s Secretary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee administers the Company’s executive compensation programs and policies. During 2011, Messrs. Ayers, Dunn, Kornblatt and Toledano, each a non-employee director at the time, served on the Compensation Committee. None of the members of the Compensation Committee (i) served as an officer or employee of the Company during 2011, (ii) ever served as an officer of the Company prior to 2011 or (iii) were engaged in 2011 in any transactions required to be disclosed in this Proxy Statement.

Compensation Committee Report

The Compensation Committee administers the Company’s executive compensation programs and policies. The Compensation Committee consists of Messrs. Ayers, Dunn, Kornblatt and Toledano, with Mr. Ayers serving as the chairman of the committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement.

Compensation Committee

Christopher L. Ayers, Chairman

Douglas M. Dunn

M. David Kornblatt

Udi Toledano

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (“the Committee”) is composed of four members, each of whom have been determined by the Board of Directors to be independent, as defined under applicable Nasdaq listing standards as currently in effect. The Board of Directors has further determined that, M. David Kornblatt, the Chairman of the Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Committee appoints the Company’s independent registered public accountants. The Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal control and external audit processes.

The Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380).

The Committee also has received the written disclosures and the letter from SD, required by applicable requirements of the Public Company Accounting Oversight Board regarding SD’s communications with the Committee concerning independence, and the Committee has discussed with that firm its independence from the Company.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Audit Committee

M. David Kornblatt, Chairman

Christopher L. Ayers

Douglas M. Dunn

Udi Toledano

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee appointed SD as independent registered public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2011. Representatives of SD are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table presents fees and other expenses for professional audit services rendered by SD for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and December 31, 2000, and fees and other expenses for other services rendered by SD during those periods:

	2011		2010
Audit fees	$385,200		$352,700
Audit-related fees	47,000		45,000
Tax fees	73,000		69,800
All other fees	[	]	—

Total	$505,200		$467,500

Audit Fees

Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements and internal control over financial reporting and the quarterly reviews of financial statements included in the Company’s Forms 10-Q.

Audit-Related Fees

Audit-related services include fees for benefit plan audits and consultation on accounting standards or transactions.

Tax Fees

Tax services include fees for tax compliance, tax advice and tax planning.

All Other Fees

The Company did not engage its independent registered public accountants for any other services.

The Audit Committee considered whether the provision of all services described above was compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2011 and 2010 were compatible with maintaining the auditor’s independence. All services described above were pre-approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i) of Regulation S-X promulgated by the SEC.

Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor and pre-approved all of the audit and non-audit services provided by SD in 2011 and 2010. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain officers of Universal Stainless and its directors, and persons who beneficially own more than 10% of any registered class of Universal Stainless’ equity securities, to file reports of ownership in such securities and changes in ownership with the SEC, The NASDAQ Stock Market and Universal Stainless.

Based solely upon Universal Stainless’ review of the reports and representations provided to it by persons required to file reports under Section 16(a), Universal Stainless believes that all of the Section 16(a) filing requirements applicable to Universal Stainless’ reporting officers, directors and greater than beneficial owners during 2011 were properly and timely satisfied. To date in 2012, Universal Stainless believes that all of the Section 16(a) filing requirements were properly and timely satisfied.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders must be received no later than [                    ], 2012 for inclusion in the proxy statement and proxy card for that meeting. If a stockholder presents a proposal at the 2012 Annual Meeting, other than through inclusion of such proposal in Universal Stainless’ proxy materials for that meeting, management proxies may use their discretionary voting authority with respect to such proposal.

OTHER MATTERS

The Board of Directors and management know of no matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto in accordance with their best judgment, insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors,

Paul A. McGrath

Vice President Administration, General Counsel and Secretary

Bridgeville, Pennsylvania

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	That a resolution was adopted by the Board of Directors of the Corporation duly setting forth the proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the sole voting stockholder of the Corporation for approval and adoption. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Section 1(a) of ARTICLE FOURTH of the Corporation’s Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Two Million (32,000,000) shares, consisting of (i) Thirty Million (30,000,000) shares of common stock, $.001 par value per share (the “Common Stock”), and (ii) Two Million (2,000,000) shares of preferred stock, $.001 par value per share (the “Preferred Stock”), of which 20,000 has been designated Senior Preferred Stock (the “Senior Preferred Stock”).

SECOND:	Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held on May 16, 2012, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.

THIRD:	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer on this      day of May, 2012.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:
Name:	Dennis M. Oates
Title:	Chairman, President and Chief Executive Officer

A-2

APPENDIX B

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01. Purpose. The purpose of the Universal Stainless & Alloy Products, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants, to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02. Adoption and Term. The Plan has been approved by the Board to be effective as of May 17, 2012 (the “Effective Date”), subject to the approval of the stockholders of the Company. The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, other stock-based Awards described in Article VIII, cash-based incentive Awards described in Article IX or any other award made under the terms of the Plan.

2.02. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.03. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.05. Board means the Board of Directors of the Company.

2.06. Cause unless otherwise defined in the applicable Award Agreement, shall have the same meaning as that term is defined in a Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Committee in good faith, (a) willful misconduct in connection with the Participant’s performance of services for the Company or any Subsidiary, or (b) a Participant’s willful failure to perform his or her services in the best interest of the Company, as determined by the Committee, which determination shall be final and conclusive.

2.07. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of the Company’s Voting Securities in excess of 30% of the Company’s Voting Securities;

(b) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(c) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, as the case may be; or

(d) A complete liquidation or dissolution of the Company.

2.08. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09. Committee means the Compensation Committee of the Board.

2.10. Common Stock means the common stock of the Company, par value $0.001 per share.

2.11. Company means Universal Stainless & Alloy Products, Inc., a Delaware corporation, and its successors.

2.12. Company’s Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14. Dividend Equivalent Account means a bookkeeping account in accordance with Section 10.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15. Eligible Director means any director of the Company who is not an employee and does not own, individually or together with family members, in excess of 5% of the Outstanding Common Stock.

2.16. Exchange Act means the Securities Exchange Act of 1934, as amended.

2.17. Exercise Price means the amount established by the Committee in the Award Agreement in accordance with Section 6.01(b) which is required to purchase each share of Common Stock upon exercise of an Option.

2.18. Fair Market Value means, on any date, (i) the closing sale price of a share of Common Stock as reported on an established stock exchange on which the Common Stock is regularly traded on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if shares of Common Stock are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith and otherwise in accordance with Section 409A of the Code, and any regulations and other guidance thereunder.

2.19. Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.20. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.21. Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.22. Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.23. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.24. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.25. Performance Goals means (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units, or unit growth, (iii) net sales, sales growth, total revenue, or revenue growth, (iv) net operating profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) share price or relative share price (including, but not limited to, growth measures and total shareholder return), (x) market share or change in market share, (xi) customer retention or satisfaction, (xii) working capital targets, (xiii) safety performance, and (xiv) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; any one of such Goals may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies.

2.26. Plan has the meaning given to such term in Section 1.01.

2.27. Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.28. Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.29. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.30. Securities Act means the Securities Act of 1933, as amended.

2.31. Substitute Award means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combined.

2.32. Subsidiary means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.33. Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01. Committee.

(a) Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under the Plan as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

(b) Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

3.02. Limitation on Vesting for Awards. Notwithstanding any provision of the Plan to the contrary, any stock-settled Award granted on or after the Effective Date that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of performance goals) shall not vest more quickly than ratably over a three (3)-year period following the Date of Grant, except that the Award Agreement may reflect, or the Committee may in its discretion provide after the Date of Grant for, earlier or accelerated vesting (on a full or pro rata basis) (i) in the event of the Participant’s death, disability or involuntary Termination of Service, (ii) upon a Change in Control, or (iii) in connection with establishing the terms and conditions of employment of a Participant necessary for the recruitment of the Participant. The provisions of this Section 3.02 shall not apply to (i) any Award that becomes vested based on the achievement of performance goals over a period of at least one year, (ii) Director Option Awards granted under Section 6.02 and any other Awards granted to non-employee directors, (iii) Substitute Awards, or (iv) Awards involving an aggregate number of shares of Common Stock not exceeding 4% of the number of shares available for Awards under the first sentence of Section 4.01.

ARTICLE IV

SHARES

4.01. Number of Shares Issuable. The total number of shares of Common Stock authorized to be issued under the Plan in connection with Awards, including Incentive Stock Option Awards, shall be 712,318. No more than 500,000 shares of Common Stock may be issued under the Plan as Awards under Articles VII and VIII. The foregoing share limits shall be subject to adjustment in accordance with Section 10.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.

4.02. Shares Subject to Terminated Awards. If any portion or all of an Award is forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Company Stock underlying such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. In addition, shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Exercise Price of an Option, or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares of Common Stock which may be issued under the Plan.

4.03. Substitute Awards and Shares Issuable under Acquired Company Plans. Substitute Awards shall not be counted against or otherwise reduce the number of shares available for future issuance under the Plan. In addition, if a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for future issuance under the Plan. Awards using such available shares under acquired plans shall not be made after the date awards could have been made under the terms of the acquired plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.

ARTICLE V

PARTICIPATION

5.01. Eligible Participants and Award Limits. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 10.07, in any calendar year, no Participant shall be granted stock-based Awards in respect of more than 100,000 shares of Common Stock or cash-based Awards for more than $900,000.

ARTICLE VI

STOCK OPTIONS

6.01. Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b) Exercise Price of Options. The Exercise Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that the Committee shall have discretion, with respect to a Non-Qualified Stock Option, to establish an Exercise Price at less than the Fair Market Value on the Date of Grant to the extent that such Option is designed to comply with the requirements of Section 409A of the Code.

(c) Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d) Special Incentive Stock Option Rules. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 6.01(d), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the Participant may designate at the time of exercise which portion shall be deemed to be exercised, and in the absence of such express designation in writing, the portion of the Option treated as an Incentive Stock Option shall be deemed to be exercised first. Further, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the Exercise Price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option, by its terms, is not exercisable for more than five years from the Date of Grant.

(e) Rights as a Shareholder. A Participant or a transferee of an Option pursuant to Section 10.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.07.

6.02. Non-discretionary Formula Option Grants to Eligible Directors.

(a) Non-discretionary Formula Option Grants. Notwithstanding anything to the contrary contained in this Plan, and for so long as shares of Common Stock remain available for grant under the Plan, as of each May 31, August 31, November 30 and February 28, occurring on or after the Effective Date, each person who is an Eligible Director on such date and who will continue to serve as an Eligible Director after such date shall automatically be granted Options (“Director Options”) to purchase 2,500 shares of Common Stock.

(b) Exercise Price. The Exercise Price established with respect to any Director Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(c) Exercise Period. The term of each Director Option shall be ten years from the Date of Grant thereof, subject to earlier termination as provided in this Section 6.02. Any Director Option that is not exercised during the applicable term specified in this Section 6.02(c) shall be deemed terminated at the end of the applicable time period and no longer exercisable. In no event may any Director Option be exercised after the expiration date of such Option.

(d) Vesting of Awards. Director Options shall be exercisable by an Eligible Director only to the extent that they have vested. Director Options shall vest based on an Eligible Director’s years of service as follows:

Anniversary of Date of Grant	Percentage of Award Available for Exercise (Cumulative)

1	33%

2	66%

3	100%

(e) Effect of Termination of Service or Death. If an Eligible Director ceases to serve as a director of the Company or a Subsidiary, the Director Options that have been previously granted to that Eligible Director and that are vested as of the date of such cessation may be exercised by the Eligible Director during the remainder of the term after the date such Eligible Director ceases to be a director of the Company or Subsidiary. If an Eligible Director ceases to serve as a director of the Company or a Subsidiary due to the Company’s mandatory retirement policy, the Director Options that have been previously granted to that Eligible Director will continue to vest as specified in the vesting schedule set forth in Section 6.02(d) and may be exercised by the Eligible Director during the remainder of the term after the date such Eligible Director ceases to be a director of the Company or Subsidiary. If an Eligible Director dies while a director of the Company or a Subsidiary or subsequent to the Eligible Director retiring due to the mandatory retirement policy, the Director Options that have been previously granted to that Eligible Director and that are vested as of the date of such death may be exercised by the administrator of the Eligible Director’s estate, or by the person to whom such Options are transferred by will or the laws of descent and distribution during the remainder of the term. In no event, however, may any Option be exercised after the expiration date of such Option. Any Option or portion thereof that is not exercised during the applicable term shall be deemed terminated at the end of the applicable time period and shall no longer be exercisable.

(f) Limitation on Amendments to Terms of Non-discretionary Grants. Notwithstanding anything to the contrary contained in this Plan, the provisions of this Section 6.02 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any reference to Option or Options in this Section 6.02 shall refer to the Director Options granted to an Eligible Director pursuant to this Section 6.02.

6.03. Terms of Stock Options.

(a) Conditions on Exercise. An Award Agreement with respect to Options may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant

(b) Duration of Options. Options shall terminate upon the first to occur of the following events:

(i) Expiration of the Option as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s disability, retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii) Ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)).

(c) Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to extend the exercise period of an Option beyond the termination or expiration of the Option under the terms of the Award Agreement; provided, in no event shall the exercise period be extended beyond the date set forth in Section 6.03(b)(iii).

(d) Vesting of Awards. An Option may be exercised, and payment shall be made upon exercise of such Option, only to the extent that the Option has vested. Unless otherwise provided in this Plan or under an applicable Award Agreement, an Option shall become exercisable based on the number of full years of service that such Participant has completed with the Company or a Subsidiary since the Date of Grant of the Option, in accordance with the following schedule:

Anniversary of Date of Grant	Percentage of Award Available for Exercise (Cumulative)

1	25%

2	50%

3	75%

4	100%

(e) Effect of Termination of Service. Unless otherwise provided in an applicable Award Agreement or as provided under Section 6.02 with respect to Director Options, no Option may be exercised after the Participant has incurred a Termination of Service except as or as set forth below:

(i) if the Participant’s Termination of Service is for any reason other than death or disability or a termination for Cause, the right to exercise any vested portion of an Option shall terminate on the earlier of (A) three months after such Termination and (B) the expiration of the term of the Option;

(ii) if the Participant dies while providing services to the Company or a Subsidiary, or within three months after the Participant has a Termination of Service for any reason other than for Cause, any vested portion of an Option must be exercised by the administrator of the Participant’s estate, or by the person to whom the Options are transferred by will or the laws of descent and distribution, and shall otherwise terminate on the earlier of (A) one year after the date of death and (B) the expiration of the term of the Option;

(iii) if the Participant become disabled (within the meaning of Section 22(e)(3) of the Code) while providing services to the Company or a Subsidiary, any vested portion of an Option must be exercised by and shall otherwise terminate on the earlier of (A) one year after the date the Participant ceases to be an employee of the Company or Subsidiary because of such disability and (B) the expiration of the term of the Option; and

(iv) if the Participant’s Termination of Service is by reason of a discharge by the Company for Cause, the right to exercise any outstanding Option shall terminate immediately upon such Termination of Service.

In no event may any Option be exercised after the expiration of the term of the Option. Any Option or portion thereof that is not exercised during the applicable time period specified above (or any other applicable period specified in an Award Agreement) shall be deemed terminated and no longer exercisable at the expiration of the applicable time period.

6.04. Exercise Procedures. Each Option granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option by notice to the Company or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Exercise Price any fractional share of Common Stock. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.05. Change in Control. With respect to each Award of Options, the Committee shall determine whether and to what extent such Options will become immediately and fully exercisable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control. Such provisions relating to the effect of a Change in Control on an outstanding Award of Options shall be set forth in the applicable Award Agreement.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01. Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02. Restricted Shares.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d) Delivery of Shares upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of the applicable Award Agreement, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Shares. All Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. Subject to Section 3.02, the Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

7.03. Restricted Stock Units.

(a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b) Stockholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Dividend Equivalents. For any Restricted Stock Unit granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Restricted Stock Unit, in accordance with Section 10.17.

(d) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04. Change in Control. With respect to each Award of Restricted Shares or Restricted Stock Units, the Committee shall determine whether and to what extent such Award will become immediately and fully vested and nonforfeitable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control. Such provisions relating to the effect of a Change in Control on an outstanding Award of Restricted Shares or Restricted Stock Units shall be set forth in the applicable Award Agreement.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of Substitute Awards, stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

8.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article VIII shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article VIII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses;

(b) For any such Award, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a related Dividend Equivalent Account, in accordance with Section 10.17; and

(c) Subject to Section 3.02, the Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, with such provisions taking account of the specific nature and purpose of the Award.

ARTICLE IX

CASH-BASED INCENTIVE AWARDS

9.01. Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive cash-based incentive awards under this Article IX.

9.02. Awards.

(a) Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

(e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article IX. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f) Non-Exclusive Arrangement. The adoption and operation of this Article IX shall not preclude the Board or the Committee from approving other cash-based incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

ARTICLE X

TERMS APPLICABLE GENERALLY TO AWARDS GRANTED

UNDER THE PLAN

10.01. Plan Provisions Control Award Terms. Except as provided in Section 10.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any provision in the Plan as constituted on the Date of Grant of such Award, the provision in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.03 and Section 10.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

10.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

10.03. Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

10.04. Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to a “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

10.05. Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

10.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Award holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company’s stockholders if such approval is required by the rules of any applicable stock exchange.

10.07. Adjustments to Reflect Capital Changes.

(a) Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. Notwithstanding Section 10.15, in the event of a Merger in which the Company is not the surviving corporation, outstanding Awards shall be subject to the agreement governing the Merger, which may provide, without limitation, for the assumption of Awards by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents. In any event, the exercise and/or vesting of any Award that was permissible solely by reason of this Section 10.07(b) shall be conditioned upon the consummation of the Merger.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted Options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

10.08. No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

10.09. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

10.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

10.11. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

10.12. Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

10.13. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

10.14. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

10.15. Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or the Company’s Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

(c) No Repricing Without Stockholder Approval. Notwithstanding any provision herein to the contrary, the repricing of Options is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option at a time when its Exercise Price is greater than the Fair Market Value of the underlying Common Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 10.07 above. Such cancellation and exchange as described in clause (iii) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

10.16. Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

10.17. Dividend Equivalents. For any Award granted under the Plan other than an Option, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(c) Performance Award Limitations. Notwithstanding any other provision of this Section 10.17 or the Plan to the contrary, amounts credited to a Participant’s Dividend Equivalent Account with respect to any unvested portions of an Award whose vesting is subject to the achievement of specified Performance Goals or other performance-based criteria shall be subject to the same vesting or forfeiture restrictions as the shares or units underlying the Award to which such dividend equivalents relate.

10.18. Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

10.19. Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act (or the Committee has determined that an exemption therefrom is available), (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Corporate policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

10.20. Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, the United States or any other applicable foreign law.

10.21. Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

10.22. Compliance with Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code to the extent an Award is intended to be subject to or otherwise exempt from Section 409A. Consistent with that intent, the Plan shall be interpreted in a manner consistent with Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan. In addition, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder. Notwithstanding anything in the Plan or in an Award Agreement to the contrary, the following provisions shall apply to any Award that is determined to be subject to, and not otherwise exempt from, Section 409A of the Code:

(a) A Termination of Service shall not be deemed to have occurred for purposes of any provision of such Award providing for payment upon or following a termination of the Participant’s service unless such termination qualifies as a “separation from service” within the meaning of Section 409A of the Code and references to a “termination,” “termination of employment” or like terms with respect to such Award shall mean a “separation from service” under Section 409A. Notwithstanding any provision to the contrary in the Plan or Award Agreement, if the Participant is deemed on the date of the Participant’s Termination of Service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, any payment with respect to the Award shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death.

(b) If under such Award an amount is to be paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

10.23. Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies.

APPENDIX C

AMENDMENT TO THE

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

Pursuant to Article IX of the Universal Stainless & Alloy Products, Inc. Employee Stock Plan, originally effective July 1, 1996 and as amended (the “Plan”), the Plan is hereby amended as follows:

Article VI.A of the Plan is amended by adding a new sentence at the end of that section to read as follows:

Effective February 3, 2012, subject to approval of the Company’s stockholders,

the maximum aggregate number of shares of Stock available for issuance under the Plan shall be increased from 150,000 to 200,000.

EXECUTION

To record the adoption of this Amendment to the Plan, Universal Stainless & Alloy Products, Inc. has caused its appropriate officers to execute this Amendment as of the 3rd day of February, 2012.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:
Title:

C-1

FOLD AND DETACH HERE AND READ THE REVERSE SIDE THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING: Please your votes mark FOR all WITHHOLD AUTHORITY like this X 1. Election of the following nominees as directors: to vote (except as indicated Nominees listed to the left to the contrary for all nominees 3. Approval to amend the Company’s Restated Certificate of Incorporation to increase the NOMINEES: listed to the left) authorized number of shares of the Company’s common stock from 10,000,000 to (01) Christopher L. Ayers (04) Dennis M. Oates 30,000,000. (02) Douglas M. Dunn (05) Udi Toledano FOR AGAINST ABSTAIN (03) M. David Kornblatt 4. Approval of Company’s Omnibus Incentive Plan. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR AGAINST ABSTAIN THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL 5. Approval to amend the Company’s existing Employee Stock Purchase Plan to increase MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. the number of shares reserved for issuance under the plan by 50,000 shares. 2. Approval of the compensation for the Company’s named executive officers. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 6. Ratification of the Appointment of Schneider Downs & Co., Inc. as the Company’s Independent Registered Public Accountants for 2012. FOR AGAINST ABSTAIN Label Area 4” x 1 1/2” 7. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2012. Note: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

PROXY UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2012 The undersigned hereby appoints Dennis M. Oates and Paul A. McGrath, and each of them, with full power of substitution, proxies to vote all shares of Common Stock, $.001 par value, of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Southpointe Golf Club, 360 Southpointe Blvd., Canonsburg, PA, 15317, on May 16, 2012 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. THIS INDICATION PROXY IS WHEN MADE, PROPERLY THE PROXY EXECUTED WILL BE VOTED WILL IN BE FAVOR VOTED OF AS ELECTING INDICATED. THE FIVE IF NO NOMINEES CONTRARY TO THE PROPOSAL BOARD 5, OF FOR DIRECTORS, PROPOSAL FOR 6 AND PROPOSAL IN ACCORDANCE 2, FOR PROPOSAL WITH THE JUDGMENT 3, FOR PROPOSAL OF THE PERSON 4, FOR ANNUAL NAMED AS MEETING. PROXY THIS HEREIN PROXY ON IS ANY SOLICITED OTHER ON MATTERS BEHALF THAT OF THE MAY BOARD PROPERLY OF DIRECTORS. COME BEFORE THE ENVELOPE. PLEASE MARK, YOU SIGN, MAY DATE REVOKE AND THIS PROMPTLY PROXY AT RETURN ANY TIME THIS BY PROXY FORWARDING CARD USING TO THE THE COMPANY ENCLOSED A THE SUBSEQUENTLY MATTERS HEREIN. DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON (Continued, and to be marked, dated and signed, on the other side)